1132559 Alberta Ltd.

245 Citadel Way NW Calgary, Alberta T3G 4W8	TEL: 403-202-7425

February 15, 2005

Paradigm Oil And Gas Inc.
Robert L. Pek, President
35 – 12880 Railway Avenue,
Richmond, B.C.
V7E 6G4

Attention:          Land Manager

Dear Sir:

Re:	Farmout and Option Agreement
SE 36-091-13 W5M , NW 29-091-12W5M
Sawn Lake Area, Alberta

This letter will outline the terms pursuant to which 1132559 Alberta Ltd. would be prepared to enter into a farmout agreement with Paradigm on the subject lands.

1.	Definitions
	a.	Each capitalized term used in this Agreement will have the meaning given to it in the Farmout and Royalty Procedure, and in addition, the following terms will have the following meanings:
	b.	“Farmor” means 1132559 Alberta Ltd. as to an undivided ten percent (10%) working interest in the Farmout Lands
	c.	“Farmee” means Paradigm Oil And Gas, Inc. (“Paradigm”)
	d.	“Farmout & Royalty Procedure” means the 1997 CAPL Farmout & Royalty Procedure attached hereto as Schedule “A”.
	e.	“Operator” means Northern Alberta Oil Ltd.

2.	Farmout Lands

	Township 91, Range 13 W5M: SE Section 36	Oil Sands from top Peace River
formation to base Pekisko formation
Encumbrances: Crown royalty

3.	Option Lands

	Township 91, Range 12 W5M: NW Section 29	Oil Sands from top Peace River
formation to base Pekisko formation
Encumbrances: Crown royalty

4.	Test Well

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Operator on behalf of Farmor shall prior to April 30, 2005, subject to surface access, rig availability and regulatory approval, commence the drilling of a well (“Test Well”) at LSD 01 SE Section 36 on the Farmout Lands. Farmor will thereafter diligently and continuously drill such well vertically to a depth of 2 meters above the Bluesky Formation. Upon reaching the agreed upon vertical depth Farmor will core the entire Bluesky and fully analyze the recovered core; and on completion of coring operations drill ahead to 10 meters into the Wabamun formation and log the Test Well, plug the Test Well back to an appropriate depth, and drill a horizontal leg of at least five hundred meters within the Bluesky Formation (“contract depth”). Upon completion of drilling operations, Farmor will case and complete the Test Well. Upon a successful completion of the Test Well, the Farmor will adequately equip the Test Well for production and commence a ninety-day production test. During the period of production testing, collection of such information as may be required to characterize the producing Bluesky reservoir, may include but not be limited to: flow rate, oil sampling and analysis, formation pressures, static gradient pressures, annular fluid levels, oil to water ratios, gas to oil ratios, gas sampling and analysis, water sampling and analysis all of which may be performed and/or recorded throughout the testing period.

5.		Interest Earned

Subject to Clause 3.00 of the Farmout & Royalty Procedure, Farmee will earn 100% of Farmor's interest (an undivided 10% interest in the Drilling Spacing Unit) Before Payout (BPO), reverting to 50% of Farmor's interest (an undivided 5% interest) After Payout (APO). The farmee will have earned a 5% interest in the remaining wells to be drilled in that Drilling Spacing Unit, subject to the Overriding Royalty as set forth in Article 5.00 of the Farmout & Royalty Procedure

6.		Drilling Option(s)

If the Farmee has funded the drilling of the Test Well to contract depth and has cored, logged, and production tested the Test Well, as set out above, is not otherwise in default, the Farmee will have the option, by written notice to Farmor, within forty-five (45) days following completion of the production test, as set out in clause 3., to elect to:

	a)	Fund the drilling of a further well (“Option Well”), as more particularly set forth in clause 6 herein, on an undrilled section of Farmout Lands (“Option Land”), or –
	b)	Terminate its option to drill an Option Well and thereby relinquish its right to earn an interest in the Option Lands.

7.		Option Well

Should Farmee elect, pursuant to clause 5 a) herein, to drill an Option Well; Operator (on behalf of Farmee) shall within sixty (60) days of such election, subject to surface access, rig availability and regulatory approval, commence the drilling of the Option Well at a location of its choice on the Option Lands. Farmor will thereafter diligently and continuously drill such well to the similar depth and a similar horizontal length as the test well.

	a)	Rolling Option wells

Farmee will have a Right of First Refusal (Rofer) to participate in each Drilling Spacing Unit on the lands held by NORAB in the Sawn Lake project that the Farmor has an interest in. The terms of this participation will be agreed to by both parties.

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8.	Interest Earned – Option Well (s) and Rolling Option Well (s)

Subject to Clause 3.00 of the Farmout & Royalty Procedure, Farmee will earn 100% of Farmor's interest (an undivided 10% interest in the Drilling Spacing Unit) Before Payout (BPO), reverting to 50% of Farmor's interest (an undivided 5% interest) After Payout (APO). The farmee will have earned a 5% interest in the remaining wells to be drilled in that DSU (a net undivided five percent (5%) interest in the quarter section(s) of Option Lands drilled upon) subject to the Overriding Royalty as set forth in Article 5.00 of the Farmout & Royalty Procedure.

9.	Drilling Costs and Signing Fees

Total Farmor costs, estimated to be $216,489 of the Test Well costs up to the point of commercial oil sales are to be borne one hundred percent (100%) by Farmee to earn their undivided interest. Total Farmor costs, estimated to be $216,489 of the Option Well costs up to the point of commercial oil sales are to be borne one hundred percent (100%) by Farmee to earn their undivided interest. Payment of the full AFE amount is due upon invoicing of Farmee by Operator for each of the Test and Option wells.

Please indicate your acceptance of the above proposal by signing both copies of this letter and returning one copy to the undersigned.

Yours very truly,
1132559 ALBERTA LTD.

/s/ “William Tighe”

President

ACCEPTED AND AGREED TO THIS 15th DAY OF FEBRUARY, 2005.
PARADIGM OIL AND GAS, INC.

/s/ “Robert L. Pek”

President

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Schedule “A”

This is Schedule “A” attached to and forming part of that certain Farmout and Option Agreement dated the 15th day of February, A.D., 2005, made between 1132559 Alberta Ltd. and Paradigm Oil And Gas, Inc..

1997 C.A.P.L. FARMOUT & ROYALTY PROCEDURE

1.	Effective Date (Sub-clause 1.01(f) – February 15, 2005

2.	Payout (Sub-clause 1.01(t), if Article 6.00 applies) - Alternate A– N/A
- Alternate B – N/A

Alternate B options, if applicable- N/A m3 of Equivalent Production and N/A years.

3.	Incorporation of Clauses from 1990 CAPL Operation Procedure (Clause 1.02)

(i) Insurance (311) Alternate A – X Alternate B -

(ii) Address for Notices (2202)

1132559 Alberta Ltd.	Paradigm Oil And Gas, Inc.
245 Citadel Way, N. W.	12880 Railway Avenue
Calgary, Alberta	Unit 35
T3G 4W8	Richmond, BC V7E 6G4

Phone 403-202-7425	Phone: 604-644-5139
Attention: Land Manager	Attention: Land Manager

4.	Article 4.00 (Option Wells) will X / will not ____ apply.

5.	Article 5.00 (Overriding Royalty) will ____ / will not X apply.

6.	Quantification of Overriding Royalty (Sub-clause 5.01A, if applicable)

(i)	Crude Oil (a) - Alternate - 1
- If Alternate 1 applies, 3.5%
- If Alternate 2 applies, N/A min N/A, max N/A

(ii)	Other(b) - Alternate - 1
- If Alternate 1 applies, 3.5%
- If Alternate 2 applies, ____ , in (i) and ______ (ii)

7.	Permitted Deductions (Sub-clause 5.04B, if applicable) – Alternate - 1 and 2
______________________________
8.	Article 6.00 (Conversion of Overriding Royalty) – will ____ / will not X apply.

- If Article 6.00 applies, conversion to N/A % of Working Interest in Sub-clause 6.04 A.

9.	Article 8.00 (Area of mutual Interest) – will ____ / will not X apply.

10.	Reimbursement of Land Maintenance Costs (Clause 11.02) ____ / will not X apply.

- If applies, reimbursement of $ N/A

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